Exhibit 10.25

Supplementary Agreement

          This Supplementary Agreement (the “Agreement”), dated as of August 5, 2011, is entered into by and between:

Party A: Beijing Tsingda Century Investment Consultant of Education Co., Ltd. (the “Company”);

Party B: Guozhen Zhou ;

          Whereas the Company and Guozhen Zhou entered into the Investment Agreement dated August 5, 2011; and

          Whereas the Parties wish to supplement certain terms of the Investment Agreement with regard to the matters stated below.

          Now, therefore, in consideration of the mutual covenants, understandings and agreements contained herein, the Parties hereto agree as follows:

          The parties agree that the US$3 million invested by Party A shall be regarded as a loan to Party B. Each expense of AOSA shall be used in accordance with the project schedule and approved by Party A in advance.

Once Mr. Guozhen Zhou fulfills the programs provided in Article II of the Investment Agreement, and complete all the equity registration procedures of AOSA in British Columbia BC, Canada, the US$3 million will turn into the investment capital by Party A in the joint venture.

          This Supplementary Agreement would be effective after being signed by legal representative or deputy authorized by legal representatives from all concerning sides. This agreement is in double and each party will keep a copy respectively.

[Signature Page]

Party A: Tsingda Century Investment Consultant of Education Co., Ltd

Signature:

Name: Hui Zhang

Title: CEO

Party B: Guozhen Zhou

Signature:

Signature Date: August 5, 2011